Exhibit 99.1

DAKOTA PLAINS HOLDINGS, INC.
REPORTS SECOND QUARTER 2014 FINANCIAL RESULTS

Pioneer Terminal Achieves Volume Growth and Improved Margins
in First Full Quarter of Operations

Marketing Joint Venture Continues to Underperform

WAYZATA, Minnesota, (August 11, 2014) Dakota Plains Holdings, Inc. (“Dakota Plains” and “DAKP”), (NYSEMKT: DAKP) today announced financial results for the three months ended June 30, 2014.

Operational Summary

•	Second quarter transloading joint venture volumes were 3.9 million barrels of oil compared to 2.3 million barrels of oil for the same period in 2013.
•	Second quarter marketing joint venture volumes were 2.2 million barrels of oil compared to 2.6 million barrels of oil for the same period in 2013.
•	Second quarter trucking joint venture volumes were 1.6 million barrels of oil compared to 1.3 million barrels of oil for the same period in 2013.
•

Operations at the UNIMIN Corporation frac sand storage and transloading facility commenced on June 12, 2014, with the Company and its joint venture partner entering into an agreement with Rail Link, Inc., to operate and maintain the facility.

•

On June 18, 2014, Dakota Plains Holdings, Inc., Dakota Plains Marketing, LLC and Dakota Plains Transloading, LLC were removed as parties to the potential Canadian class-action pending in the Quebec Superior Court related to the Lac-Mégantic train derailment.

•

Subsequent to the end of the second quarter Dakota Plains and its joint venture partner entered into an agreement with a local gathering pipeline company to bring additional third party crude oil volumes to the Pioneer Terminal.

Financial Summary

•	Net income attributable to stockholders of DAKP for the second quarter was $(1.0) million compared to $(0.6) million for the same period in 2013.
•	Adjusted EBITDA attributable to stockholders of DAKP for the second quarter was $(0.2) million compared to $1.5 million for the same period in 2013.
•	Net income from the transloading joint venture was $3.9 million for the second quarter compared to $2.5 million for the same period in 2013.

•	Income from the Company’s indirect investment in the marketing joint venture was $(1.7) million for the second quarter compared to $0.9 million for the same period in 2013.
•	Income from the Company’s indirect investment in the trucking joint venture was $0.3 million for the second quarter compared to $0.1 million for the same period in 2013.
•	Net income from the UNIMIN frac sand start-up was $0.1 million for second quarter 2014.

Craig M. McKenzie, Chairman and Chief Executive Officer of Dakota Plains, said: “The operational and financial performance of the Pioneer Terminal continues to meet our expectations. We are working with our joint venture partner to reach an agreement on the expansion of that operation, as well as address the ongoing issues related to the performance of our marketing joint venture.”

Second Quarter 2014 Financial Results

The Company reported a net loss attributable to stockholders of DAKP of $1.0 million for the second quarter compared to a net loss of $0.6 million for the second quarter of 2013. The net loss for the second quarter was driven by the loss from our indirect ownership interest in the marketing joint venture. This marketing loss was partially offset by the increased income from the transloading joint venture, which experienced increased throughput volumes and reduced operating costs.

Adjusted EBITDA attributable to stockholders of DAKP for the second quarter was $(0.2) million compared to $1.5 million for the second quarter of 2013. The year-over-year decrease was primarily driven by the losses from the marketing joint venture in 2014.

General and administrative expenses were flat year-over-year at $2.5 million for the three months ended June 30, 2014 and 2013. For the three months ended June 30, 2014, a decrease of $1.1 million in share-based compensation expense at Dakota Plains Holdings, Inc. was offset by increases of $0.4 million in legal and consulting fees related to the Lac-Mégantic incident, $0.2 million in other general and administrative expenses related to the growth of the Company and employee headcount, and $0.5 million related to the consolidation of the transloading joint venture G&A.

Revenue from the transloading joint venture was $7.3 million for the three months ended June 30, 2014, compared to $4.6 million for the same period in 2013. The increase in revenue was driven by a 73% increase in volume transloaded as the second quarter 2014 volume was 3.9 million barrels of crude oil, compared to 2.3 million barrels of crude oil transloaded for the same period in 2013.

Net income from the transloading joint venture was $3.9 million for the three months ended June 30, 2014 compared to $2.5 million for the same period in 2013. The increase in net income was driven by a combination of greater revenue and reduced operating costs that resulted from a renegotiated service contract. It should be noted that depreciation expense related to the expansion of the Pioneer Terminal is approximately $1.0 million per quarter and has been reflected in the Company’s consolidated financials effective January 1, 2014.

Income from the Company’s indirect investment in the marketing joint venture was $(1.7) million for the three months ended June 30, 2014, compared to $0.9 million for the same period in 2013. The reduction is primarily due to competitive pressures that resulted in an average net income of $(0.76) per barrel for the three months ended June 30, 2014 compared to $0.35 per barrel for the same period in 2013.

Income from the Company’s indirect investment in the trucking joint venture was $0.3 million for the three months ended June 30, 2014, compared to $0.1 million for the same period in 2013. The trucking joint venture hauled 1.6 million barrels of crude oil during the second quarter of 2014, compared to 1.3 million barrels hauled for the same period in 2013 – a 20% increase.

Net income from DPTS Sand, LLC was $0.1 million for the three months ended June 30, 2014. The sand joint venture commenced operations on June 12, 2014.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure. A reconciliation of this measure to its most directly comparable GAAP measure is included in the accompanying financial tables found later in this release. Management believes the use of this non-GAAP financial measure provides useful information to investors to gain an overall understanding of current financial performance. Specifically, management believes the non-GAAP results included herein provide useful information to both management and investors by excluding certain expenses and gains and losses on the extinguishment of debt that management believes are not indicative of Dakota Plains’ core operating results. In addition, this non-GAAP financial measure is used by management for budgeting and forecasting as well as subsequently measuring Dakota Plains’ performance, and management believes it is providing investors with a financial measure that most closely aligns to its internal measurement processes.

About Dakota Plains Holdings, Inc.

Dakota Plains Holdings, Inc. is an integrated midstream energy company, which competes through its 50/50 joint ventures to provide customers with crude oil off take services that include crude oil marketing, crude oil transloading, sand transloading and trucking of crude oil and related products. Direct and indirect assets include a proprietary trucking fleet, over 1,000 railroad tank cars, and the Pioneer Terminal transloading facility centrally located in Mountrail County, North Dakota, for Bakken and Three Forks related Energy & Production activity. For more information please visit the corporate website at: www.dakotaplains.com.

Cautionary Note Regarding Forward Looking Statements

This announcement contains forward-looking statements that reflect the current views of Dakota Plains, including, but not limited to, statements regarding our future growth and plans for our business and operations. We do not undertake to update our forward-looking statements. These statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of lack of diversification, dependency upon strategic relationships, dependency on a limited number of major customers, competition for the loading, marketing and transporting of crude oil and related products, difficulty in obtaining additional capital that will be needed to implement business plans, difficulties in attracting and retaining talented personnel, risks associated with building and operating a transloading facility, changes in commodity prices and the demand for crude oil and natural gas, competition from other energy sources, inability to obtain necessary facilities, difficulty in obtaining crude oil to transport, increases in our operating expenses, an economic downturn or change in government policy that negatively impacts demand for our services, penalties we may incur, costs imposed by environmental laws and regulations, inability to obtain or maintain necessary licenses, challenges to our properties, technological unavailability or obsolescence, and future acts of terrorism or war, as well as the threat of war and other factors described from time to time in the company’s reports filed with the U.S. Securities and Exchange Commission.

For more information, please contact:
Company Contact	Investor and Media Contact
Tim Brady, CFO	Dan Gagnier, Sard Verbinnen
tbrady@dakotaplains.com	DGagnier@sardverb.com
Phone: 952.473.9950	Phone: 212.415.8972
www.dakotaplains.com	www.sardverb.com

DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2014 AND DECEMBER 31, 2013

	June 30, 2014	December 31, 2013
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$5,045,328	$13,011,608
Trade Receivables	1,322,269	-
Income Tax Receivable	1,120,057	1,120,057
Other Current Assets	539,455	542,523
Due from Related Party	1,325,817	2,840,292
Other Receivables	185,671	68,896
Deferred Tax Asset	1,682,000	3,728,000
Total Current Assets	11,220,597	21,311,376

PROPERTY AND EQUIPMENT
Land	3,166,849	3,166,849
Site Development	5,829,640	5,498,501
Terminal	20,659,474	19,813,452
Machinery	17,805,275	12,702,655
Construction in Progress	96,761	7,551,187
Other Property and Equipment	11,602,643	6,747,349
Total Property and Equipment	59,160,642	55,479,993
Less - Accumulated Depreciation	3,931,745	1,810,259
Total Property and Equipment, Net	55,228,897	53,669,734

PREFERRED DIVIDEND RECEIVABLE	499,999	252,057

INVESTMENT IN DPTS MARKETING LLC	9,627,680	11,458,836

INVESTMENT IN DAKOTA PLAINS SERVICES, LLC	495,079	70,399

FINANCE COSTS, NET	86,694	123,280

DEFERRED TAX ASSET	3,369,000	153,000

OTHER ASSETS	14,100	15,902

Total Assets	$80,542,046	$87,054,584

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$3,607,784	$8,286,489
Accrued Expenses	229,966	1,547,645
Accounts Payable – Related Parties	-	722
Total Current Liabilities	3,837,750	9,834,856

LONG-TERM LIABILITIES
Promissory Notes, Net of Debt Discount	7,251,145	7,076,332
Promissory Note, Pioneer Terminal	7,212,297	7,500,000
Other Non-Current Liabilities	13,417	16,917
Total Long-Term Liabilities	14,476,859	14,593,249
Total Liabilities	18,314,609	24,428,105

STOCKHOLDERS’ EQUITY
Preferred Stock - Par Value $.001; 10,000,000 Shares Authorized; None Issued or Outstanding	-	-
Common Stock - Par Value $.001; 100,000,000 Shares Authorized; 54,900,787 and 54,206,380 Issued and Outstanding, Respectively	54,900	54,206
Additional Paid-In Capital	44,843,952	43,836,032
Accumulated Deficit	(9,210,137)	(6,836,825)
Total Equity Dakota Plains Holdings, Inc.	35,688,715	37,053,413
Non-Controlling Interest in Subsidiaries	26,538,722	25,573,066
Total Stockholders’ Equity	62,227,437	62,626,479

Total Liabilities and Stockholders’ Equity	$80,542,046	$87,054,584

The accompanying notes are an integral part of these condensed consolidated financial statements.

DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
REVENUES
Transloading Revenue	$7,298,561	$-	$12,754,019	$-
Sand Revenue	176,187	-	176,187	-
Rental Income	30,000	99,570	60,000	194,769
Total Revenues	7,504,748	99,570	12,990,206	194,769

COST OF REVENUE	1,757,462	-	3,856,161	-

Gross Profit	5,747,286	99,570	9,134,045	194,769

OPERATING EXPENSES
General and Administrative Expenses	2,455,257	2,545,452	5,473,035	3,989,843
Depreciation and Amortization	1,086,271	43,874	2,121,486	84,858
Total Operating Expenses	3,541,528	2,589,326	7,594,521	4,074,701

INCOME (LOSS) FROM OPERATIONS	2,205,758	(2,489,756)	1,539,524	(3,879,932)

OTHER INCOME (EXPENSE)
Income from Investment in Dakota Petroleum Transport Solutions, LLC	-	1,364,661	-	2,778,921
Income (Loss) from Investment in DPTS Marketing LLC	(1,669,846)	906,327	(1,583,214)	2,672,890
Income from Investment in Dakota Plains Services, LLC	303,226	136,374	424,680	198,429
Interest Expense (Net of Interest Income)	(504,244)	(900,408)	(1,006,380)	(1,791,213)
Total Other Income (Expense) , net	(1,870,864)	1,506,954	(2,164,914)	3,859,027

INCOME (LOSS) BEFORE TAXES	334,894	(982,802)	(625,390)	(20,905)

INCOME TAX BENEFIT	(647,000)	(389,000)	(1,161,885)	(16,000)

NET INCOME (LOSS)	981,894	(593,802)	536,495	(4,905)

NET INCOME ATTRIBUTABLE TO NON- CONTROLLING INTERESTS	2,018,943	-	2,909,807	-

NET LOSS ATTRIBUTABLE TO SHAREHOLDERS OF DAKOTA PLAINS HOLDINGS, INC.	$(1,037,049)	$(593,802)	$(2,373,312)	$(4,905)

Net Loss Per Common Share – Basic and Diluted	$(0.02)	$(0.01)	$(0.04)	$(0.00)

Weighted Average Shares Outstanding – Basic and Diluted	53,781,435	41,854,205	53,690,564	41,637,609

The accompanying notes are an integral part of these condensed consolidated financial statements.

DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

	Six Months Ended June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$536,495	$(4,905)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided By (Used In) Operating Activities
Depreciation and Amortization	2,121,486	84,858
Amortization of Debt Discount	174,813	174,816
Amortization of Finance Costs	36,586	33,325
Deferred Income Taxes	(1,170,000)	635,000
Share-Based Consulting Fees	-	224,992
Decrease in Deferred Rental Income	-	(19,052)
Income from Investment in Dakota Petroleum Transport Solutions, LLC	-	(2,778,921)
Loss (Income) from Investment in DPTS Marketing LLC	1,583,214	(2,672,890)
Income from Investment in Dakota Plains Services, LLC	(424,680)	(198,429)
Non-Cash Rental Income	-	(7,747)
Non-Cash Rental Expense	9,790	-
Amortization of Deferred Rent	(3,500)	(500)
Share-Based Compensation	1,504,293	1,859,267
Changes in Working Capital and Other Items:
Increase in Trade Receivables	(1,321,269)	(145,766)
Increase in Other Receivables	(116,775)	-
Decrease (Increase) in Other Current Assets	153,068	(152,289)
Decrease (Increase) in Due from Related Party	1,514,475	(77,897)
Increase in Accounts Payable	122,509	52,561
Decrease in Income Taxes Payable	-	(724,705)
Decrease in Accrued Expenses	(1,317,679)	(127,773)
Decrease in Deferred Rental Income	-	(8,106)
Decrease in Accounts Payable – Related Party	(722)	-
Decrease (Increase) in Other Assets	1,802	(12,500)
Net Cash Provided By (Used In) Operating Activities	3,403,906	(3,866,661)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Property and Equipment	(8,481,863)	(94,173)
Cash Received from DPTS Marketing LLC	-	2,910,000
Cash Received from Dakota Plains Services, LLC	-	59,906
Cash Received from Dakota Petroleum Transport Solutions, LLC	-	95,642
Net Cash Provided By (Used In) Investing Activities	(8,481,863)	2,971,375

CASH FLOWS FROM FINANCING ACTIVITIES
Principal Payments on Promissory Note, Pioneer Terminal	(287,703)	-
Cash Distributions Paid to Non-Controlling Interests	(1,954,941)	-
Finance Costs Paid	-	(9,783)
Common Shares Surrendered	(645,679)	(568,058)
Net Cash Used In Financing Activities	(2,888,323)	(577,841)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(7,966,280)	(1,473,127)

CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	13,011,608	2,340,083

CASH AND CASH EQUIVALENTS – END OF PERIOD	$5,045,328	$866,956

Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for Interest	$866,041	$1,583,197
Cash Paid During the Period for Income Taxes	$8,115	$73,705

Non-Cash Financing and Investing Activities:
Purchase of Property and Equipment Paid Subsequent to Period End	$1,382,639	$49,467
Change in Preferred Dividend Receivable	$247,942	$246,576
Fair Value of Warrants Issued for Consulting Fees	$-	$208,663

The accompanying notes are an integral part of these condensed consolidated financial statements.

NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net Income (Loss)	$981,894	$(593,802)	$536,495	$(4,905)
Add Back:
Income Tax Benefit	(647,000)	(389,000)	(1,161,885)	(16,000)
Depreciation and Amortization	1,086,271	43,874	2,121,486	84,858
Share Based Compensation - Employees and Directors	375,361	1,438,377	1,504,293	1,859,267
Share Based Compensation - Consultants	-	94,223	-	224,992
Interest Expense, net	504,244	900,408	1,006,380	1,791,213
Adjusted EBITDA	$2,300,770	$1,494,080	$4,006,769	$3,939,425

Adjusted EBITDA Attributable to Non-Controlling Interests	2,537,723	-	3,922,140	-

Adjusted EBITDA Attributable to Shareholders of Dakota Plains Holdings, Inc.	$(236,953)	$1,494,080	$84,629	$3,939,425